CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Sound Shore Fund, Inc.

BBD, LLP

Philadelphia, Pennsylvania

April 27, 2016